UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

The information set forth below in Items 1.03 and 2.01 of this Current Report on Form 8-K (this “Form 8-K”) regarding the Asset Purchase Agreement (as defined below) is incorporated herein by reference.

Item 1.03.  Bankruptcy or Receivership.

As previously disclosed, on June 13, 2017, Soupman, Inc. (the “Company”) filed a voluntary petition (the “Chapter 11 Case”) under Chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Chapter 11 Case is being administered under the caption In re The Original Soupman, Inc. (Case No. 1:17-bk-11313).

On September 6, 2017, the Company and certain of its wholly-owned direct and indirect subsidiaries (collectively with the Company, the “Debtors”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Gallant Brands, Inc. (the “Purchaser”) pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Company (such assets, the “Assets,” and such transaction, the “Asset Sale”) for a purchase price equal to approximately $6.7 million, which would be satisfied in cash and the assumption of certain specified liabilities.

A copy of the Asset Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The description of the Asset Purchase Agreement is qualified in its entirety by reference to such exhibits.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The closing of the Asset Sale contemplated under the Asset Purchase Agreement occurred on September 8, 2017. An auction was conducted on August 28, 2017 pursuant to the bid procedures approved by the Court and the sale was approved by order of the Court entered September 7, 2017. The Debtors received total consideration of approximately $6.7 million.

The proceeds of the Asset Sale were used in part to pay in full the $1.7 million outstanding under the Company’s debtor-in-possession financing facility (the “DIP Financing”). As a result, the DIP Financing was terminated upon the closing of the Asset Sale and concurrently therewith the lenders thereunder released all liens and security interests against the Debtors that were granted in connection with the DIP Financing.

The Company is evaluating its options with respect to the sale of the remaining immaterial assets and wind-down of the Company.

Item 7.01. Regulation FD Disclosure.

Additional information on the Chapter 11 Case, including access to documents filed with the Court and other general information about the Chapter 11 Case, is available at a subscription based service known as PACER, at https://ecf.deb.uscourts.gov/cgi-bin/iquery.pl?949006151816262-L_1_0-1.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibit

Description

10.1

Asset Purchase Agreement dated September 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2017	SOUPMAN, INC.

	By:	/s/ Jamieson Karson
Name: Jamieson Karson
Title: CEO

EXHIBIT INDEX

Exhibit

Description

10.1

Asset Purchase Agreement dated September 6, 2017